Exhibit 3.74

BYLAWS

OF

PLAYERS BLUEGRASS DOWNS, INC.

ARTICLE I

Offices

The principal office of the Corporation in the Commonwealth of Kentucky shall be located in the City of Paducah. The Corporation may have such other offices, either within or without the Commonwealth of Kentucky, as the business of the Corporation may require from time to time.

The registered office of the Corporation may be, but need not be, identical with the principal office in the State of Kentucky, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

Shareholders

SECTION 1. ANNUAL MEETING.

The annual meeting of shareholders shall be held on the first Monday of January, at the hour of 1:00 p.m., for the election of directors and such other business as may come before the meeting. If the day fixed for the annual meeting shall be a Sunday or legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be convenient.

SECTION 2. NOTICE.

The Secretary shall give Notice of all annual and special meetings of the shareholders no fewer than ten (10) nor more than sixty (60) days before the date of such Meeting to each Shareholder entitled to vote at such Meeting as of the record date established by Article VII of these Bylaws, such Notice stating the place, date and hour of the Meeting; Notices for special meetings of the shareholders shall include a description of the purpose or purposes for which the Meeting is called. Such Notice shall be in writing addressed to each Shareholder entitled to vote at such meeting and transmitted by regular United States mail, postage prepaid, to the address of the Shareholder as it appears on the records of the Corporation (which shall be irrebutably presumed to be correct unless such Shareholder shall have filed with the Secretary of the Corporation a written Notice of Change of Address). Any and all Notices for annual or special meetings may be waived by the Shareholders by submitting a signed Waiver either before or after the Meeting, or by attendance at the Meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

SECTION 3. SPECIAL MEETINGS.

Special Meetings of the Shareholders may be called at any time by a majority of the Directors or by the holders of at least 33 1/3% of all votes entitled to be cast on the issue proposed to be considered at the proposed special meeting, provided that such holders of stock sign, date, and deliver to the Corporation’s secretary one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held. Within 20 days thereafter, the Board of Directors shall fix a date, time and place for such meeting, either within or without the Commonwealth of Kentucky, and shall give notice of such meeting in accordance with these Bylaws. Only business within the purpose or purposes described in the meeting notice required by these Bylaws may be conducted at a special meeting of the shareholders.

SECTION 4. QUORUM.

The presence, in person or by proxy of the holders of a majority of the issued and outstanding shares entitled to vote thereon shall be necessary to constitute a quorum for the transaction of business at all Meetings of the Shareholders.

SECTION 5. VOTING.

A Shareholder entitled to vote at a Meeting may vote at such Meeting in person or by proxy. Each outstanding share shall be entitled to one (1) vote on each matter voted on at a shareholders meeting. Notwithstanding the foregoing, at each election for directors, each shareholder entitled to vote at such election shall have the right to cast as many votes in the aggregate as he shall be entitled to vote multiplied by the number of directors to be elected at such election; each shareholder may cast the whole number of votes for one (1) candidate, or distribute such votes among two (2) or more candidates.

SECTION 6. PROXIES.

A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. A telegram or cablegram appearing to have been transmitted by the proper person, or a photographic, photostatic, or equivalent reproduction of a writing appointing a proxy shall be deemed to be a sufficient, signed appointment form. Appointment of a proxy shall be effective when the appointment form is received by the secretary of the Corporation. An appointment shall be valid for 11 months unless a longer period is expressly provided in the appointment form. An appointment of a proxy shall be revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of: a) a pledgee; b) a person who purchased or agreed to purchase the shares; c) a creditor of the Corporation who extended it credit under terms requiring the appointment; d) an employee of the Corporation whose employment contract requires the appointment; or e) a party to a voting agreement created under the provisions of KRS 271B.7-310.

The death or incapacity of the shareholder appointing a proxy shall not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary of the Corporation before the proxy exercises his authority under the appointment.

SECTION 7. ACTION WITHOUT A MEETING.

Action required or permitted to be taken by the shareholders at a shareholders meeting may be taken without a meeting and without prior notice, if the action is taken by all shareholders entitled to vote on the action. Action taken under this section shall be evidenced by one (1) or more written consents describing the action taken, signed by the shareholder or his proxy taking the action, and delivered to the Corporation for inclusion in the minutes for filing with the corporate records. Action taken under this section shall be effective when consents representing the votes necessary to take the action under this section are delivered to the Corporation, or upon delivery of the consents representing the necessary votes, as of a different date if specified in the consent. Any shareholder giving a consent under this Section may revoke the consent by a writing received by the Corporation prior to the time that consents representing the votes required to take the action under this Section have been delivered to the Corporation but may not do so thereafter. A consent signed under this Section shall have the effect of a meeting vote and may be described as such in any document.

ARTICLE III

Directors

SECTION 1. NUMBER AND QUALIFICATIONS.

The entire Board of Directors shall consist of no less than one (1) nor more than ten (10) persons.

SECTION 2. TERM OF OFFICE.

The term of each Director shall be until the next Annual Meeting of the Shareholders following the election of the Director and until his successor is elected and qualifies.

SECTION 3. DUTIES AND POWERS.

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of its Board of Directors. The Directors shall in all cases transact the business of the Corporation by a majority present at the Meeting.

SECTION 4. MEETINGS.

The Board of Directors shall meet for the election or appointment of officers and for the transaction of any other business of the Corporation as soon as practicable after the adjournment of the Annual Meeting of the Shareholders. Regular Meetings of the Board of Directors shall be held at such times as the Board of Directors may from time to time determine.

Special Meetings of the Board of Directors may be called by the President or upon written request of eighty percent (80%) of the total number of Directors of the Corporation. In the event of the call of a Special Meeting of the Board of Directors by eighty percent (80%) of the total number of Directors, the Secretary shall give notice of such meeting no more than ten (10) days after receipt of such request.

Any or all Directors may participate in any Meeting, whether a regular or special meeting, or conduct the Meeting through the use of any means of communication by which all Directors participating may simultaneously hear each other during this Meeting. A Director participating in a Meeting by this means shall be deemed to be present in person at the Meeting.

SECTION 5. NOTICE OF MEETINGS.

No Notice need be given of any regular Meeting of the Board of Directors. Notice of Special Meetings shall be served upon each Director in person or by mail addressed to the Director at his last known post office address, at least two (2) days prior to the date of such Meeting. Notices of Special Meetings shall contain the date, time and place of the Meeting but shall not require a description of the purpose of such Special Meeting.

SECTION 6. PLACE OF MEETING.

The Board of Directors shall hold its Meetings at the main offices of the Corporation, unless such other place may be designated in the Notice of such Meeting. Meetings of the Board of Directors, upon proper Notice, may be held either within or without the Commonwealth of Kentucky at such place as may be designated in the Notice of Such Meeting.

SECTION 7. WAIVER OF NOTICE OF MEETINGS.

A Director may waive any Notice of such Meeting as required by these Bylaws before or after the date and time of the Meeting stated in the Notice. The Waiver shall be in writing signed by the Director entitled to the Notice, and filed with the Minutes of such Meetings. A Director’s attendance at or participation in a Meeting shall waive any required Notice to him of the Meeting, unless the Director at the beginning of the Meeting (or promptly upon his arrival) objects to holding the Meeting or transacting business at the Meeting and does not thereafter vote for or assent to action taken at the Meeting.

SECTION 8. ACTION WITHOUT MEETING.

Action to be taken at a Board of Directors Meeting may be taken without a Meeting if the action is taken by all members of the Board. The action shall be evidenced by one (1) or more written consents describing the action taken, signed by each Director, and included in the Minutes or filed with the corporate records reflecting the action taken. Any action taken under this Section shall be effective when the last Director signs the consent, unless the consent specifies a different effective date. A consent signed under this Section shall have the effect of a Meeting vote and may be described as such in any document.

SECTION 9. OUORUM.

At any Meeting of the Board of Directors, the presence of a majority of the elected and qualified members of the Board of Directors shall be necessary to constitute a quorum for the transaction of business.

SECTION 10. VOTING.

If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present shall be the act of the Board of Directors.

SECTION 11. COMPENSATION.

Each Director shall be entitled to receive compensation for his services to the Corporation such compensation as fixed from time to time by the Board of Directors.

SECTION 12. VACANCIES.

Any vacancy occurring on the Board of Directors, for whatever reason, shall be filled promptly by a majority vote of all of the remaining Directors. If the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of the Directors remaining in office.

SECTION 13. REMOVAL OF DIRECTORS.

Any Director may be removed either with or without cause, at any time, by a vote of the Shareholders holding a majority of the shares then issued and outstanding and who were entitled, to vote for the election of the Director sought to be removed, at any Special Meeting called for that purpose, or at the Annual Meeting of the Shareholders. A Director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If a Special Meeting of the Board of Directors shall be called for the purpose of removing a Director, then such Notice of the Special Meeting shall state that the purpose, or one or more of the purposes, of the Meeting is the removal of the Director.

SECTION 14. RESIGNATION.

A Director may resign at any time, by delivering a written Notice to the Board of Directors, its Chairman or to the Corporation. A resignation shall be effective when the Notice is delivered unless the Notice specifies a later effective date.

ARTICLE IV

Officers

SECTION 1. CLASSES.

The officers of the Corporation shall be a President, and may be one or more Vice Presidents (the number thereof, if any, to be determined by the Board of Directors), a Treasurer, a Secretary, and such other officers, whose duties may be fixed from time to time by the Board of Directors, as may be provided by the Board of Directors and elected in accordance with the provisions of this ARTICLE. The Board of Directors may also create the offices of one or more assistant treasurers and assistant secretaries, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person.

SECTION 2. ELECTION AND TERM OF OFFICE.

The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. REMOVAL OF OFFICERS.

Any officer may be removed either with or without cause by the vote of the majority of the Board of Directors; the Directors may specify a date upon which removal shall become effective or in the absence of any date, the removal shall become effective when the successor of the officer has been elected and qualified.

SECTION 4. VACANCIES.

A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. PRESIDENT.

The President shall be the principal executive officer of the Corporation and shall, in general, supervise and control all of the business and affairs of the Corporation. He shall preside at all meetings of the shareholders and shall act as Chairman of the Board of Directors, if the Board of Directors does not select a Chairman of the Board different from the President . He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6. VICE PRESIDENT.

In the absence of the President or in the event of his inability or refusal to act, the Vice President (or, in the event there be more than one Vice President, the Vice Presidents in order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 7. TREASURER.

If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of ARTICLE V of these Bylaws; (b) in general, perform all duties incident of the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

SECTION 8. SECRETARY.

The Secretary shall: (a) keep the minutes of the shareholders’ meetings and of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep a register of the post office address of each shareholder; (e) sign with the President or Vice President certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.

The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

The assistant secretaries, as and if authorized by the Board of Directors, may sign with the President or Vice President certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors.

The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.

SECTION 10. COMPENSATION OF OFFICERS.

The officers shall receive such salary or other compensation as may be fixed from time to time by the Board of Directors.

ARTICLE V

Contracts, Loans, Checks and Deposits

SECTION 1. CONTRACTS.

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instruments in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. LOANS.

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. CHECKS, DRAFTS. ETC.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors.

SECTION 4. DEPOSITS.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI

Stock of the Corporation

SECTION 1. CERTIFICATES.

The stock of the Corporation shall be represented by certificates as approved by the Board of Directors. The certificates shall be numbered consecutively and in the order in which they are issued, and each certificate shall state the registered holder’s name, the number of shares represented thereby and the date of issuance of such stock certificate. All certificates representing shares issued by the Corporation shall have noted conspicuously thereon reference to the restrictions of sale or transfer which may be from time to time enacted by the Board of Directors.

SECTION 2. TRANSFERS OF SHARES.

The shares of the Corporation shall be assignable and transferable only on the books and records of the Corporation by the registered owner, or by his duly authorized attorney-in-fact, upon surrender of the certificate duly and properly endorsed with proper evidence of authority to transfer. The Corporation shall issue a new certificate, for the shares surrendered, to the person or persons entitled thereto.

SECTION 3. RETURN CERTIFICATES.

All certificates for shares returned to the Corporation for transfer shall be marked “Cancelled” or “Void” with the date of cancellation, and the transaction shall be immediately noted in the stock transfer book of the Corporation. The returned certificate may be inserted in the certificate book or may be destroyed.

ARTICLE VII

Record Date

The record date for the determination of shareholders entitled to notice of and to vote at any annual or special meeting of the shareholders or for determining shareholders entitled to a distribution, shall be the date as from time to time established by the Directors as the “record date”; provided, however, that no such record date shall be more than seventy (70) days before the meeting or action requiring a determination of shareholders.

ARTICLE VIII

Dividends

The Board of Directors may authorize and the Corporation may pay dividends to its shareholders subject to the limitations of this Article. No dividend shall be paid if, after giving it effect: a) the Corporation would not be able to pay its debts as they become due in the usual course of business; or b) the Corporation’s total assets would be less than the sum of its total liabilities. The Board of Directors may base a determination that dividends are not prohibited under this Article either on financial statements prepared on the basis of accounting practices and principals that are reasonable in the circumstances or on a fair valuation or any other method that is reasonable in the circumstances.

ARTICLE IX

Seal of the Corporation

The seal of the Corporation shall be adopted by the Board of Directors and may be changed from time to time in the discretion of the Directors. The presence or absence of the seal on or from a writing shall neither add to nor detract from the legality thereof nor effect its validity in any manner or respect.

ARTICLE X

Auditors and Annual Reports

Selection of Auditors

The Corporation’s books of account may be examined annually by an independent firm of public accountants whose selection may be made by the Board of Directors in the manner herein set forth.

ARTICLE XI

Amendments

The shareholders may alter, amend, repeal or restate the Bylaws at any annual or special meeting of shareholders at which a quorum is present, by the vote of a majority of the stock represented at such meeting, provided that the notice of such meeting shall have included notice of such proposed amendment. The Board of Directors shall have the power and authority to alter, amend, repeal or restate the Bylaws of the Corporation at any regular or special meeting at which a quorum is present by the vote of a majority of the entire Board of Directors, subject always to the power of the shareholders under Kentucky law to alter, amend, repeal or restate such Bylaw.

ARTICLE XII

Executive Committee

SECTION 1. APPOINTMENT.

The Board of Directors, by resolution adopted by a majority of the full Board, may designate two or more of its members to constitute an Executive Committee. The designation of such committee and the designation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

SECTION 2. AUTHORITY.

The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the

Executive Committee, and except also that the Executive Committee shall not: (a) authorize distributions; (b) approve or propose to shareholders action that KRS Chapter 271B requires be approved by shareholders; (c) fill vacancies on the Board of Directors or on any of its committees; (d) amend Articles of Incorporation pursuant to KRS 271B.10-020; (e) adopt, amend or repeal Bylaws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

SECTION 3. TENURE AND QUALIFICATIONS.

Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of the Executive Committee and is elected and qualified.

SECTION 4. MEETINGS.

Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than one day’s notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at his business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of the Executive Committee need not state the business proposed to be transacted at the meeting.

SECTION 5. QUORUM.

A majority of the members of the Executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

SECTION 6. ACTION WITHOUT A MEETING.

Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee.

SECTION 7. VACANCIES.

Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the full Board of Directors.

SECTION 8. RESIGNATIONS AND REMOVAL.

Any member of the Executive committee may be removed at any time with or without cause by resolution adopted by a majority of the Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE XIII

Emergency Bylaws

The Emergency Bylaws provided in this ARTICLE XIII shall be operative during an emergency which shall exist for purpose of this Article if a quorum of the Corporation’s directors cannot be readily assembled because of some catastrophic event, notwithstanding any different provision in the preceding ARTICLES of the Bylaws or in the Articles of Incorporation of the Corporation or in the Kentucky Business Corporation Act. To the extent not inconsistent with the provisions of this ARTICLE, the Bylaws provided in the preceding ARTICLES shall remain in effect during such emergency and upon its termination, the Emergency Bylaws shall cease to be operative.

During any such emergency:

(a) A meeting of the Board of Directors may be called by any officer or director of the Corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

(b) At any such meeting of the Board of Directors, a quorum shall consist of 50% of the number of Directors.

(c) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that, during such an emergency, any or all officers or agents of the Corporation shall, for any reason, be rendered incapable of discharging their duties.

(d) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

No officer, director or employee acting in accordance with these Emergency Bylaws shall be liable except for willful misconduct.

These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

I, Peter Aranow, Secretary of Players Bluegrass Downs, Inc., hereby certify that the foregoing Bylaws were unanimously approved by consent of the incorporator.

DATED this the 1st day of August, 1993.

/s/ Peter Aranow
SECRETARY Peter Aranow